EXHIBIT 21


                              AMGEN INC.



SUBSIDIARY                         STATE OF INCORPORATION
(Name under which                  OR
subsidiary does business)          ORGANIZATION
-------------------------          ----------------------
Amgen Australia Pty Limited        Australia

Amgen-Biofarmaceutica, Lda.        Portugal

Amgen Boulder Inc.                 Delaware

Amgen B.V.                         The Netherlands

Amgen Canada Inc.                  Canada

Amgen Development Corporation      Delaware

Amgen (Europe) AG                  Switzerland

Amgen GmbH                         Germany

Amgen Greater China, Ltd.          Hong Kong

Amgen Holding, Inc.                California

Amgen International Inc.           Delaware

Amgen Kabushiki Kaisha             Japan

Amgen Limited                      United Kingdom

Amgen Manufacturing, Inc.          Delaware

Amgen N.V.                         Belgium

Amgen Sales Corporation            Barbados

Amgen S.A.                         France

Amgen S.A.                         Spain

Amgen S.p.A.                       Italy

Kirin-Amgen, Inc.                  Delaware